SUB-ITEM 77Q1



The Amended and Restated By-Laws for MFS Series Trust V, dated January 1, 2002, as revised December 16, 2004, is contained in Post-Effective Amendment No. 45 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated Declaration of Trust for MFS Series Trust V, dated December 16, 2004, is contained in Post-Effective Amendment No. 57 to the Registration Statement for MFS Series Trust V (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated March 10, 2005, to the Amended and Restated Declaration of Trust for MFS Series Trust V, dated December 16, 2004, is contained in
Post-Effective Amendment No. 58 to the Registration Statement for MFS Series Trust V (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.